FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 12, 2006

AJAY SPORTS, INC.

 (Exact Name of Registrant as specified in its charter)

Delaware                                       018204                             39-1644025

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0553

Former name or former address, if changed from last report

Item: 8.01.  Other events

Ajay Sports, Inc. announced that on a wrongful discharge case brought against Ajay Sports, Inc. and subsidiaries by a former Chief Financial Officer and Chief Administrative Officer (CFO/CAO), an Oakland County jury issued an adverse verdict on October 6, 2006.  Ajay Sports, Inc. strongly disagrees with the jury’s conclusions and verdict which awarded the Plaintiff and Counter-Defendant $850,000.  An appeal is underway therefore litigation is ongoing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 12, 2006

AJAY SPORTS, INC.

By: /s/Thomas W. Itin

          Thomas W. Itin

          Chief Excecutive Officer